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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SINOVAC BIOTECH LTD.
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of registrant’s name into English)

Antigua, West Indies
(Jurisdiction of incorporation or organization)

No. 39 Shangdi Xi Road, Haidian District, Beijing, P.R.C. 100085 Tel: 86-10-82890088
(Address and telephone number of Registrant’s principal executive offices)

Stepp Law Group
Attention:  Thomas E. Stepp, Jr.
32 Executive Park, Suite 105, Irvine, California 92614
Tel: (949) 660-9700  Fax: (949) 660-9010
(Name, address, and telephone number of agent for service)

With copy to:
Devlin Jensen
Attention:  Michael T. Shannon
555 West Hastings Street, Suite 2550
Vancouver, British Columbia,
Canada, V6B 4N5
Tel: (604) 684-2550  Fax: (604) 684-0916

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.                                                                                                              [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.                                                       [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.                                                                                             [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.                                                                                                                             [   ]

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If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [   ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum aggregate price per share (1)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock	3,000,000 shares	$2.70 per share	$8,100,000	$953.70
Total:	3,000,000 shares		$8,100,000	$953.70

(1)	This price is based on the last five day average trading price on the American Stock Exchange as of the date of this registration statement.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, as amended.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The selling shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

Subject to completion, dated August 12, 2005

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PROSPECTUS

__________________
Sinovac Biotech Ltd.
__________________

3,000,000 shares of common stock
______________________________

This prospectus relates to the resale of as many as 3,000,000 shares of our common stock, par value $0.001 per share, by the selling shareholder identified in this prospectus, at a price of no less than $2.30 per share. See “Plan of Distribution” in this prospectus for a description of the manner pursuant to which shares of common stock may be offered and sold by the selling shareholder pursuant to this prospectus.

The selling shareholder identified in this prospectus, who is our affiliate, may offer and sell the shares of common stock covered by this prospectus from time to time.  We will not receive any of the proceeds from the sale of the shares by the selling shareholder.  The selling shareholder will receive all of the proceeds from the sale of the shares and will pay all selling commissions, if any, applicable to the sale of the shares.  We will pay the expenses of registration of the sale of the shares, however, the selling shareholder has agreed to reimburse us for those expenses.

Our common stock commenced trading on the OTC Bulletin Board on February 21, 2003, with the symbol “NTFSF”.  On December 8, 2004, we received approval from the American Stock Exchange (“AMEX”) for listing our common stock and our shares began trading on AMEX with the symbol “SVA”.  The last reported sales price of our common stock on AMEX was $2.70 per share.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.  SEE “RISK FACTORS” BEGINNING ON PAGE 2 TO READ ABOUT THE FACTORS YOU SHOULD CONSIDER BEFORE INVESTING.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offence.

The date of this prospectus is August 12, 2005
_______________________________

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TABLE OF CONTENTS

                                                                                                                                                     Page

About This Prospectus                                                                                                                         1

Cautionary Statement Regarding Forward Looking Statements                                                             1

The Company                                                                                                                                      2

Risk Factors                                                                                                                                        2

Currency of Presentation                                                                                                                      8

Capitalization                                                                                                                                       9

Reasons for the Offer and Use of Proceeds                                                                                          9

Market Price Data                                                                                                                             10

Transactions with Selling Shareholder                                                                                                 11

Selling Shareholder                                                                                                                            11

Plan of Distribution                                                                                                                            13

Expenses of the Registration                                                                                                              15

Legal Matters                                                                                                                                    15

Experts                                                                                                                                             15

Availability of Additional Information                                                                                                 15

Incorporation of Certain Information By Reference                                                                            16

Disclosure of Commission Position on Indemnification for Securities Act Liabilities                             17

Indemnification of Directors and Officers                                                                                           18

Exhibits                                                                                                                                             19

Undertakings                                                                                                                                    19

Signatures                                                                                                                                         20

ABOUT THIS PROSPECTUS

We are registering our common stock for resale by a selling shareholder, our affiliate, at a price of not less than $2.30 per share.  The selling shareholder and the specific number of shares that she may resell by this prospectus are listed under “Selling Shareholder.”

The shares offered for resale by this prospectus are 3,000,000 shares of Common Stock.

This prospectus may only be used where it is legal to offer and sell the shares covered by this prospectus.  We have not taken any action to register or obtain permission for this offering or the distribution of this prospectus in any country other than the United States.

Unless we have indicated otherwise, references in this prospectus to “Sinovac,” “we,” “us” and “our” or similar terms are to Sinovac Biotech Ltd., an Antigua, West Indies corporation.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the other documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Statements in this prospectus and the other documents incorporated into this prospectus by reference that are not historical facts are identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, or the “Exchange Act”, and Section 27A of the Securities Act of 1933, or the “Securities Act”.  Forward-looking statements include projections, assumptions or information concerning possible or assumed future actions, events or results of our operations.  These statements involve estimates and assumptions based on the judgment of our management.  A number of risks and uncertainties may cause actual results to differ materially from those suggested by these forward-looking statements.

Forward-looking statements include the information in this prospectus and the other documents incorporated by reference into this prospectus.  These statements may be made regarding our business, operations, financial performance, financial condition, earnings, prospects and products specifically, as well as regarding our industry generally.  These statements may be preceded by, followed by, or include the words “believes,” “expects,” “anticipates,”, “intends,” “plans,” “estimates,”, “should”, or similar expressions.  We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.  We do not undertake any obligation to update any forward-looking statements publicly to accommodate subsequent events or circumstances.

Forward-looking statements are not guarantees of performance.  You should understand that these factors, in addition to those discussed in “Risk Factors” below and elsewhere in this prospectus, and in the documents that are incorporated by reference into this prospectus, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in any forward-looking statement.

THE COMPANY

We specialize in the research, development, commercialization, and sales of human vaccines for infectious illnesses such as hepatitis A, hepatitis B, influenza, “SARS” and avian flu (bird flu).  We are one of the leading emerging biotechnology companies in China.  Working closely with Chinese public health officials, we focus on manufacturing and marketing human-vaccines and related products, and currently market our vaccine for hepatitis A.  We are the first and currently the only company in the world to have been granted permission to begin clinical trials for a vaccine to prevent SARS.  We are also working towards developing a vaccine for Avian flu.

We are an Antigua corporation with our principal executive offices and operations located at No. 39 Shangdi Xi Road, Haidian District, Beijing, P.R. China  100085.  Our telephone number is 86-10-82890088 and our fax number is 86-10-62966910.

RISK FACTORS

An investment in our stock is very speculative and involves a high degree of risk.  You should carefully consider the following important factors, as well as the other information in this Registration Statement and the other reports that we have filed heretofore (and will file hereafter) with the Securities and Exchange Commission, before purchasing our stock.  The following discussion outlines certain factors that we think could cause our actual outcomes and results to differ materially from our forward-looking statements.

RISKS RELATED TO OUR FINANCIAL CONDITION

We have a history of losses and may never achieve profitability.

We incurred net losses of $4,752,000 for the fiscal year ended December 31, 2004, and $462,000 in 2003.  At December 31, 2004, we had an accumulated deficit of $5,659,177.  To become profitable we must increase our sales and continue to limit the increase of our operating expenses.  If our sales do not increase, or if expenses increase excessively, we may not be able to achieve or maintain profitability in the future.

We will need additional capital to continue the development of new vaccine products and to market our existing vaccine products on a large scale.

We will need to raise further funds from the capital markets to continue the development and commercialization of our products.  This may delay our progress in product development or market.  Although we have adequate near-term cash requirements, we may need to undertake significant future financings to complete clinical trials for our products, as well as to facilitate the large-scale commercial rollout of our vaccine products.  In the future, we may require funds in excess of our existing cash resources to proceed with the development of other vaccine products, including clinical testing relating to new products; to develop or acquire other technologies or other lines of business; to establish and expand our manufacturing capabilities; and to finance general and administrative and research activities that are not related to specific products under development.  In the past, we have funded most of our development and other costs by equity financing.  Because our operating and capital resources are insufficient to meet future requirements, we will have to raise additional funds in the near future to continue the development and commercialization of our products. Unforeseen problems, including materially negative developments in our clinical trials or in general economic conditions, could interfere with our ability to raise additional equity capital or materially adversely affect the terms upon which such capital is available.  It is possible that we will be unable to obtain sufficient funding as and when we need it.  If we were unable to obtain additional funding as and when needed, we could be forced to delay the progress of certain development efforts.  Such a scenario poses risks.  For example, our ability to bring a product to market and obtain revenues could be delayed, our competitors could develop products ahead of us, or we could be forced to relinquish rights to technologies, products or potential products.

We may have to rely on new equity financing to raise additional capital and this would dilute the holdings of our stockholders.

If we raise funds by equity financing to meet the needs discussed above, it will have a dilutive effect on existing holders of our shares, by reducing their percentage ownership.  The shares may be sold at a time when the market price is low, because we need the funds.  This will dilute existing holders more than if our stock price was higher.  In addition, equity financings normally involve shares sold at a discount to the current market price.

RISKS RELATED TO OUR TECHNOLOGIES

We will only receive revenues from our products that have received regulatory approval to sell.  Many factors impact our ability to obtain approvals for our products.

There can be no assurance that all of the clinical trials pertaining to several of our in-development vaccines will be completed within the anticipated time frame.  Furthermore, such trials may be delayed or suspended at any time by regulatory authorities, if unforeseen health risks become an issue with the participants of clinical trials.  In addition, pre-clinical and clinical trials of our products and the manufacturing and marketing of our technologies, are subject to extensive, costly and rigorous regulation by governmental authorities.  The process of obtaining required regulatory approvals from the China State Food and Drug Administration (“SFDA”) and other regulatory authorities often takes many years, is expensive and can vary significantly based on the type, complexity and novelty of the product candidates.  For these reasons, it is possible we will never receive approval for one or more product candidates in the future.

Delays in obtaining SFDA or foreign approvals for our products could result in substantial additional costs to us and could adversely affect our ability to compete with other companies.  If regulatory approval is ultimately granted, the approval may place limitations on the intended use of the product we wish to commercialize and may place restrictions on product marketing.

Due to legal and factual uncertainties regarding the scope and protection afforded by patents and other proprietary rights, we may not have meaningful protection from competition.

Our long-term success will substantially depend upon our ability to protect our proprietary technologies from infringement, misappropriation, discovery, and duplication, and avoid infringing the proprietary rights of others.  We rely on trademarks, trade secrets, confidentiality procedures and contractual provisions and government intellectual property protection assurances to protect our intellectual property.  Our intellectual property rights, and the intellectual property rights of biotechnology and pharmaceutical companies in general, are highly uncertain and include complex legal and factual issues.  Because of this, any future intellectual property rights applications we undertake with respect to our SARS vaccine, combination hepatitis A and B vaccine, influenza vaccine, or potential avian flu vaccine may not be granted.  These uncertainties also mean that any patents or intellectual property rights that we own or will obtain in the future could be subject to challenge, and even if not challenged, may not provide us with meaningful protection from competition.  Due to our financial uncertainties, we may not possess the financial resources necessary to enforce our patents or intellectual property rights.  Intellectual property rights already provided to us or our pending applications may become subject to dispute, and any dispute could be resolved against us.

Because a substantial number of patents and intellectual property rights have been issued in the field of biopharmaceuticals and because such patents can be highly uncertain and frequently involve complex legal and factual questions, the breadth of claims obtained in any application or the enforceability of our patents or intellectual property rights cannot be predicted.  Consequently, we do not know whether our intellectual property rights or future patent applications will result in the issuance of patents or, whether these patents will be subject to further proceedings limiting their scope, or provide significant proprietary protection or competitive advantage, or become circumvented or invalidated.

Also, because of these legal and factual uncertainties, and because pending patent and intellectual property right applications are held in secrecy for varying periods depending on the particular country, even after reasonable investigation we may not know with certainty whether any products that we (or a licensee) may develop will infringe upon any patent or other intellectual property right of a third party.

We could be subject to costly and time-consuming product liability actions.

We manufacture vaccines that are injected into patients to protect against infectious illnesses and, as a result, we may in the future be subject to product liability lawsuits.  Any product liability claim brought against us, with or without merit, could have a material adverse effect on us.  Even a meritless or unsuccessful product liability claim could be time consuming, expensive to defend, and could result in the diversion of our management’s attention from managing our business or result in associated negative publicity.

RISKS RELATED TO MARKETING OF OUR POTENTIAL PRODUCTS

Because we face significant international competition from companies with greater resources than we have, we may be unable to compete effectively.

Competition from other biomedical companies in the global vaccine marketplace is a risk that we face.  In a rapidly changing field, this competition is most likely to come from well-established biopharmaceuticals with deep pockets and a proven track record for successful product development and commercialization.  Therefore, there can be no assurance that such potential rivals will not develop more proficient and more affordable vaccine products.  Also, the prospect of another immunology company in North America or elsewhere commercializing the world’s first SARS or avian flu vaccines is a distinct possibility.

Changes in the policies of the Communist Government of China or political instability could delay the further liberalization of the Chinese economy and adversely affect economic conditions in China generally, which could impact our business and our prospects.

We are currently targeting our products for distribution and sale in China, which represents our domestic market, and in Southeast Asia and other developing countries.  Because of our concentration in China, our assets and business ventures are susceptible to any reversals of China’s longstanding policies on economic reform or changes in its health policies.  Our sales may be adversely impacted by any changes in government, such as changes in leadership or social disruption which may result in restrictions being placed on import and export of foreign goods, acceptance into the local market of foreign health products, advertising of foreign goods and public attitude towards our vaccines.

The economic environment, pricing pressure and rising wages in China could negatively impact our revenues and operating results.

Our ability to maintain or increase pricing is restricted, as clients often expect they will receive volume discounts or special pricing incentives.  Existing and new customers are also increasingly using third-party consultants with broad market knowledge to assist them in negotiating contractual terms.  Large U.S. multinational companies are establishing larger offshore operations in China, resulting in wage pressures for Chinese companies.  Pricing pressures from our clients, wage pressures in China and an increase in our sales and marketing expenditures may have a negative impact on our operating results.

We are investing substantial cash in new facilities and physical infrastructure, and our profitability could be reduced if our business does not grow proportionately.

We intend to invest substantial cash in new facilities and physical infrastructure in 2005.  We may encounter cost overruns or project delays in connection with new facilities and physical infrastructure.  These activities may increase our fixed costs.  If we are unable to increase our business and revenues proportionately, our profitability will be reduced.

RISKS RELATED TO MANAGEMENT

There are limitations on the enforcement of U.S. laws against Sinovac Biotech Ltd., its management, and others.

We were incorporated on March 1, 1999, pursuant to the laws of Antigua.  The majority of the members of our Board of Directors are not residents of the United States.  All of our assets are located outside of the United States and substantially all of the assets of our directors are located outside of the United States.  As a result, it may not be possible for you to effect service of process within the United States upon a majority of our directors or upon us or enforce judgments obtained in U.S. courts based on civil liability provisions of the U.S. securities laws against us in Antigua.  Awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in Antigua.  In addition, actions brought in a court in Antigua against us or the members of our Board of Directors to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions; in particular, a court in Antigua may not award punitive damages.  The United States and Antigua do not currently have a treaty providing for recognition and enforcement of judgments in civil and commercial matters.  Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon United States federal securities laws, would not be automatically enforceable in Antigua.

We rely heavily on key management personnel and the degree of success of our business may be dependant on the fulfillment of their employment obligations.

Our success is very dependant on the talents, capabilities, efforts and commitment of certain key members of our management team, such as our President, Dr. Yin, Professor Pan, Chairman of our majority owned subsidiary, Sinovac Biotech Co. Ltd., of which we own 71.56%.  The loss of the service of these members of management could have a material adverse effect on us.

RISKS RELATED TO THE MARKET FOR OUR COMMON STOCK

The price of our common stock may be volatile.

There may be wide fluctuations in the price of our common stock.  These fluctuations may be caused by several factors, including announcements of research activities and technology innovations or new products by us or our competitors; changes in market valuation of companies in our industry generally; variations in operating results; changes in governmental regulations; developments in patent and other proprietary rights; public concern as to the safety of drugs or treatments developed by us or others; results of clinical trials of our products or our competitors' products; and regulatory action or inaction on our products or our competitors' products.  From time to time, we may hire companies to assist us in pursuing investor relations strategies to generate increased volumes of investment in our common stock.  Such activities may result, among other things, in causing the price of our common stock to increase on a short-term basis.  Furthermore, the stock market generally and the market for stocks of companies with lower market capitalizations and small biopharmaceutical companies, like us, have from time to time experienced, and likely will again experience, significant price and volume fluctuations that are unrelated to the operating performance of a particular company.

We may acquire technologies or companies in the future, which could result in the dilution of our stockholders and disruption of our business, and reduce our revenues.

We are continually evaluating business alliances and external investments in technologies related to our business.  Acquisitions of companies, divisions of companies, businesses, or products entail numerous risks, any of which could materially harm our business in several ways, including diversion of management's attention from our business objectives and other business concerns; failure to integrate efficiently businesses or technologies acquired in the future with our pre-existing business or technologies; potential loss of key employees from either our pre-existing business or the acquired business; dilution of our existing stockholders as a result of issuing equity securities; and assumption of liabilities of the acquired company.  Some or all of these problems may result from future acquisitions or investments.  Furthermore, we may not realize any value from such acquisitions or investments.

If our common stock becomes subject to the SEC’s penny stock rules, trading activity in our securities may be adversely affected.

If at any time our securities are no longer listed on the American Stock Exchange or another exchange or quoted on NASDAQ automated quotation system and we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated pursuant to the Exchange Act.

Pursuant to these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must make a special written suitability determination for the purchaser; receive the purchaser's written agreement to a transaction prior to sale; provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks”, as well as a purchaser's legal remedies; and obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

CURRENCY OF PRESENTATION

In this prospectus, references to “U.S.” or “United States” are to the United States of America, its territories and its possessions.  References to “China” are to the People’s Republic of China. References to “$” or “dollars” or “U.S. dollars” are to the legal currency of the United States and references to “Rmb” or “rinmanbi” or “Chinese rinmanbi” are to the legal currency of China.  Our financial statements are presented in U.S. dollars and are prepared in accordance with United States Generally Accepted Accounting Principles, or U.S. GAAP.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2005:

As of June 30, 2005
(Unaudited)

Cash and cash equivalents	$1,342,316

Short term debt	$ 2,604,469
Long term debt	$191,687
Total debt	$2,796,156

Share capital –Authorized: 100,000,000 shares at par value of $0.001 each, issued and outstanding: 37,611,211	$37,611
Additional paid-in capital	$24,732,565
Dedicated reserve	$199,606
Accumulated other comprehensive income	($1,192)
Accumulated deficit	($9,329,694)

Total shareholders' equity	$15,638,896

Total capitalization	$18,435,052

The foregoing information excludes 2,869,500 common shares issuable, as of June 30, 2005, upon the exercise of options granted under our share option plans.

The foregoing information also excludes 2,761,281 common shares issuable, as of June 30, 2005, upon the exercise of warrants.

REASONS FOR THE OFFER AND USE OF PROCEEDS

This prospectus relates to the disposition of as many as 3,000,000 of our common shares which were issued to the selling shareholder. We are registering the common shares for disposition by the selling shareholder pursuant to a request by the selling shareholder to do so. We will not receive any of the proceeds from the sale by the selling shareholder of our common shares.

MARKET PRICE DATA

Our common stock traded on the OTC Bulletin Board from February 21, 2003, to December 7, 2004.  From and after December 8, 2004, our common stock has been trading on the American Stock Exchange with the symbol “SVA”.

The following table indicates the annual high and low market prices during the last two fiscal years:

Year                 Annual High                  Annual Low
2004                $6.95                           $1.71
2003 (1)           $1.80                           $0.75

Notes:

(1) Our common stock commenced trading on the OTC Bulletin Board on February 21, 2003.

The following table indicates the high and low market prices for each full fiscal quarter since February 21, 2003:

Quarter Ended              High                 Low
    June 30, 2005          $3.24               $1.65
    Mar. 31, 2005          $3.60               $2.70
    Dec. 31, 2004          $4.45               $3.30
    Sept. 30, 2004         $3.85               $2.64
    June 30, 2004          $6.01               $2.93
    March 31, 2004       $6.95               $1.71
    Dec. 31, 2003          $1.80               $0.75
    Sept. 30, 2003         $0.78               $0.75
    June 30, 2003          No trading        No trading

The following table indicates the high and low market prices for each of the most recent six months:

Month                          High                 Low
    February 2005         $3.50               $2.95
    March 2005             $3.29               $2.60
    April 2005                $3.05               $2.31
    May 2005                $2.50               $1.91
    June 2005                $3.24               $1.65
    July 2005                 $3.15               $2.35

TRANSACTIONS WITH SELLING SHAREHOLDER

On September 24, 2003, we entered into a share purchase agreement with Lily Wang, the selling shareholder, whereby we acquired a 51% ownership interest in Sinovac Biotech Co., Ltd., a company organized pursuant to the laws of the People's Republic of China, from Ms. Wang in exchange for the issuance of 10,000,000 newly issued shares of our common stock at a stated value of $0.60 per share for a total of $6,000,000 constituting approximately 37% of the Company's outstanding capital stock on a fully-diluted basis at that time.

On October 12, 2004, we entered into a Pledge, Escrow and Promissory Note Agreement (the “Agreement”) with Ms. Wang, whereby Ms. Wang owes Tangshan Yian Biological Engineering Co., Ltd., which is now our wholly-owned subsidiary, an unsecured amount of $1,849,000 (the “Loan”) and Ms. Wang has offered to grant us security on 3,000,000 of our common shares (the “Shares”) Company owned by Ms. Wang as security for the Loan and to make payments in accordance with this Agreement. Ms. Wang has agreed to place into escrow and pledge the Shares and to grant a pledge of all her rights and interest in the Shares to secure the Loan and recovery of any part thereof on default of payment, and the Loan is to be repaid on or before November 15, 2006, in accordance with the terms of the Agreement. According to the Agreement, Ms. Wang promises to pay the Loan on the following terms:

  the Loan shall be paid in installments of $200,000 commencing with the first payment November 15, 2004, and the same amount each three months thereafter (each payment an “Installment”) with any remaining sum due November 15, 2006;
  subject to our approval, Ms. Wang may make payment of any Installment by assignment of an appropriate number of the Shares, or other acceptable assets or securities, with such fair market valuations as we may require and as are acceptable pursuant to relevant generally accepted accounting principles; and
  subject to payment of a 10% extension fee (10% of an Installment) Ms. Wang may defer an Installment for 90 days twice during the term of the Agreement; and (d) the Loan shall accrue interest on the declining balance of the Loan at the rate of five percent (5%) per annum payable with each Installment for the preceding three months.

SELLING SHAREHOLDER

The following table shows certain information as of the date of this prospectus regarding the number of shares of common stock owned by the selling stockholder and the number of shares of common stock that are included for sale in this prospectus.  We are unable to determine the exact number of shares that actually will be sold by the selling shareholder.  We do not know how long the selling shareholder will hold the shares before selling them.  We assume the selling shareholder will sell all shares offered by the selling shareholder in this prospectus.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission.  Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the person named in the table below has sole voting and investment power with respect to all shares of common stock that she beneficially owns, subject to applicable community property laws.  We have based our calculation of the percentage of beneficial ownership on 37,695,211 shares of common stock outstanding on August 10, 2005.

Except as indicated by the footnotes below, the selling shareholder is not a broker-dealer or an affiliate of a broker-dealer.  Except as indicated above under “Transactions with Selling Shareholder,” the selling shareholder acquired the shares being offered in this prospectus in the ordinary course of business.  At the time of acquisition, the selling shareholder had no direct or indirect agreements or understandings with any person to distribute such shares.  Information about the selling shareholder may change.  Any changed information given to us by the selling shareholder will be set forth in prospectus supplements, if and when necessary.

Name of selling Shareholder	Shares owned prior to this Offering	Number of Shares Being Offered (1)	Percentage of Ownership Before Offering	Percentage of Ownership After Offering (2)

Lily Wang (3) 300 Murchison Dr., Suite 202, Millbrae, California 94030	7,744,321	3,000,000	20.5%	12.59%

(1)	Pursuant to the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. Pursuant to these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest. Except as set forth in the footnotes below, the person named above has sole voting and investment power with respect to all shares of our common stock shown as being beneficially owned by her. A person also is deemed to be beneficial owner of any securities which that person has the right to acquire within 60 days.
(2)	For the purposes of computing the number of shares of common stock to be held by the selling shareholder after the conclusion of the offering, we have assumed for purposes of the table above that the selling shareholder named above will sell all of the shares of common stock offered by this prospectus, and that any other shares of common stock beneficially owned by the selling shareholder will continue to be beneficially owned.
(3)	Lily Wang is our Chief Financial Officer and one of our directors. Lily Wang has sole voting and dispositive power of 7,544,321 shares which she directly owns and 200,000 shares subject to stock options which have vested and are exercisable within 60 days held directly by Lily Wang. Lily Wang may be deemed to beneficially own and have shared voting and dispositive power of 5,500 shares owned directly by her son, Mac Wu, who resides with Lily Wang; however, Lily Wang disclaims any beneficial ownership of the shares owned directly by Mac Wu.

PLAN OF DISTRIBUTION

The selling shareholder and any of her pledgees, assignees, and successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market, or trading facility on which our shares are traded or in private transactions.  These sales may be at fixed or negotiated prices, but no less than $2.30 per share, a price arbitrarily selected.  The selling shareholder may use any one or more of the following methods when selling shares:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
  block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
  an exchange distribution in accordance with the rules of the applicable exchange;
  privately negotiated transactions;
  broker-dealers may agree with the selling shareholder to sell a specified number of shares at a stipulated price per share;
  a combination of any such methods of sale;
  by the writing or settlement of options or other hedging transactions, whether by an options exchange or otherwise; or
  any other method permitted pursuant to applicable law.

The selling shareholder may also sell shares pursuant to Rule 144 pursuant to the Securities Act, if available, rather than pursuant to this prospectus.

Broker-dealers engaged by the selling shareholder may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling shareholder does not expect these commissions and discounts relating to her sales of shares to exceed what is customary in the types of transactions involved.

The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to specify such transaction).

The selling shareholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts pursuant to the Securities Act.  The selling shareholder has informed us that she does not have any agreement or understanding, directly or indirectly, with any person to distribute the shares of our common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares, however, the selling shareholder has agreed to reimburse us for those expenses.

Because the selling shareholder may be deemed to be an “underwriter” within the meaning of the Securities Act, she will be subject to the prospectus delivery requirements of the Securities Act.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 pursuant to the Securities Act may be sold pursuant to Rule 144 rather than pursuant to this prospectus.  The selling shareholder has advised us that she has not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling shareholder.

We agreed to keep this prospectus effective until the earliest of (i) the date on which the shares may be resold by the selling shareholder without registration and without regard to any volume limitations by reason of Rule 144(e) pursuant to the Securities Act or any other rule of similar effect, (ii) the date all of the shares have been sold pursuant to the prospectus or Rule 144 pursuant to the Securities Act or any other rule of similar effect, or (iii) August 12, 2006.  The resale shares will be sold only through registered or licensed brokers or dealers if required pursuant to applicable state securities laws.  In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale or an exemption from any registration or qualification requirement is available and is complied with.

Pursuant to applicable rules and regulations pursuant to the Exchange Act, any person engaged in the distribution of the shares covered by this prospectus may not simultaneously engage in market making activities with respect to the shares of our common stock for a period of two business days prior to the commencement of the distribution.  In addition, the selling shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling shareholder or any other person.  We will make copies of this prospectus available to the selling shareholder and have informed her of the requirement to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

EXPENSES OF THE REGISTRATION

The following table sets forth the costs and expenses payable by us in connection with the sale and distribution of the shares of common stock.  The selling shareholder has agreed to reimburse us for those expenses.  Selling commissions and brokerage fees and any applicable transfer taxes and fees and disbursements of counsel for the selling shareholder are payable individually by the selling shareholder.  All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Amount to be paid
Securities and Exchange Commission Registration Fee	$ 953.70
Legal Fees and Expenses	$ 10,000.00
Accounting Fees and Expenses	$ 500.00
Printing	$ 500.00
Miscellaneous expenses	$ 500.00
Total:	$ 12,453.70

LEGAL MATTERS

The validity of the issuance of the common stock offered hereby will be passed upon for us by Stepp Law Group, 32 Executive Park, Suite 105, Irvine, California  92614.

EXPERTS

The consolidated financial statements of Sinovac Biotech Ltd. incorporated in this prospectus by reference to the Annual Report on Form 20-F for the fiscal year ended December 31, 2004, have been so incorporated in reliance on the report of Moore Stephens Ellis Foster Ltd., an independent registered accounting firm, given on the authority of said firm as experts in auditing and accounting.

AVAILABILITY OF ADDITIONAL INFORMATION

We file annual, semi-annual, and current reports and other information with the Securities and Exchange Commission (the “SEC”).  You may read a copy of any of these reports, or other information at the SEC’s public reference room located at 450 Fifth Street, N.W., Washington D.C.  20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at www.sec.gov.

Our internet website is www.sinovac.com.  Information on our web site is not incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, meaning that we can disclose important information by referring to another document filed separately with the SEC.  The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information in, or incorporated by reference in, this prospectus.  This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC.

Sinovac Biotech Ltd. Securities and Exchange Commission Filings	Period/Filing Date

Annual Report on Form 20-F	Fiscal year ended Dec. 31, 2004 – filed on May 27, 2005; Fiscal year ended Dec. 31, 2003 – filed on June 30, 2004
Current reports on Form 6-K	Filed on June 16, 2005
The description of our common stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act	Filed on December 7, 2004

We are also incorporating by reference into this prospectus all subsequent annual reports filed on Form 20-F and all Form 6-Ks filed by us pursuant to the Exchange Act, prior to the termination of this offering.

You can obtain any of the abovementioned documents through us or the SEC.  Documents incorporated by reference are available from us without charge.  You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

            Sinovac Biotech Ltd.
            No. 39 Shangdi Xi Road
            Haidian District, Beijing
            P.R.C.  100085
            Attention: Weidong Yin
            Phone: 86-10-82890088

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND DOCUMENTS INCORPORATED INTO THIS PROSPECTUS BY REFERENCE.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS OR THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN.  THIS PROSPECTUS MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES.  THE INFORMATION CONTAINED IN THIS PROSPECTUS, THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND ANY SUPPLEMENTS TO THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATES

OF THEIR RESPECTIVE COVERS OR EARLIER DATES AS SPECIFIED THEREIN, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR ANY SUPPLEMENT TO THIS PROSPECTUS OR OF ANY SALE OF OUR SECURITIES.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising pursuant to the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

In accordance with the International Business Corporations Act, 1982 No. 28 of 1982 Cap. 222 Vol. 5 of the Revised Laws of Antigua 1992 Edition, Article VIII of our Articles of Incorporation provides that we shall indemnify certain persons as follows:

ARTICLE VIII INDEMNIFICATIONS. The Corporation shall indemnify any and all of its Directors, officers, employees or agents or former Directors, officers, employees or agents or any person who may have served at its request as a Director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise in which it owns shares of capital stock or of which it is a creditor, to the full extent permitted by law. Said indemnification shall include, but not be limited to, the expenses, including the cost of any judgments, fines, settlements and counsel's fees, actually and necessarily paid or incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeals thereof, to which any such person or his legal representative may be made a party or may be threatened to be made a party by reason of his being or having been a Director, officer, employee or agent as herein provided unless such action, suit or proceeding is a result of the Director, officer, employee or agent's own negligence or illegal action. The foregoing right of indemnification shall not be exclusive of any other rights to which and Directors, officers, employee or agent may be entitled as a matter of law or which he may be lawfully granted.

EXHIBITS

Exhibit #	Description
5.1	Legal Opinion of Stepp Law Group with respect to the validity of the issuance of the securities being offered herein.
10.1	Share Purchase Agreement entered into between Net Force Systems Inc. and Lily Wang, dated September 24, 2003.*
10.2	Pledge, Escrow and Promissory Note Agreement entered into between the Company and Lily Wang, dated October 12, 2004.**
23.1	Consent of Legal Counsel (included in exhibit 5.1)
23.2	Consent of Independent Auditors
24.1	Power of Attorney (included on signature pages)

* Previously filed as an exhibit to the Form 20-F filed on June 30, 2004, and incorporated herein by reference.

** Previously filed as an exhibit to the Form 20-F filed on May 27, 2005, and incorporated herein by reference.

UNDERTAKINGS

(a)    The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)         To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

            (iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)               That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)        To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering of throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Sinovac Biotech Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, P.R.C., on August 12, 2005.

SINOVAC BIOTECH LTD.                                       SINOVAC BIOTECH LTD.
Per:                                                                              Per:

              /s/ Weidong Yin                                                                 /s/ Lily Wang
                 Weidong Yin                                                              Lily Wang
President and Chief Executive Officer                            CFO and Principal Accounting Officer

Power of Attorney

Know all persons by these presents that each individual whose signature appears below constitutes and appoints Weidong Yin and Lily Wang as true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is be effective upon filing under Rule 462 promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

                       Date                                                                       Signature/Title

            August 12, 2005                                                           /s/ Weidong Yin
                                                                                                   Weidong Yin
                                                                        President, Chief Executive Officer and a director

            August 12, 2005                                                          /s/ Lily Wang
                                                                                                    Lily Wang
                                                                         CFO, Principal Accounting Officer and a director

            August 12, 2005                                                            /s/ Heping Wang
                                                                                                    Heping Wang
                                                                                                        A director

            August 12, 2005                                                         /s/ Kim Kiat Ong
                                                                                                 Kim Kiat Ong
                                                                                                        A director

            August 12, 2005                                                        /s/ Simon Anderson
                                                                                                 Simon Anderson
                                                                                                      A director

            August 12, 2005                                                           /s/ Hao You
                                                                                                   Hao You
                                                                                                    A director